Exhibit 5.1

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated March 20, 2018, with respect to the consolidated financial statements of IMV Inc. as at and for the years ended December 31, 2017 and 2016, which appears in Exhibit 99.83, to the Registration Statement on Form 40-F for the registration of the common shares of IMV Inc., without par value.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants
Halifax, Nova Scotia, Canada
May 31, 2018